FT Interactive Data
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Financial Times Information
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                                                        Fax: (212)771-6987


October 31, 2001



Glickenhaus & Co.
6 East 43rd Street
New York, New York  10017

Lebenthal & Co.
120 Broadway
New York, New York  10271


RE:      EMPIRE STATE MUNICIPAL EXEMPT TRUST
         Guaranteed Series 121, 122 & 123:  Post - Effective Amendment No. 6


Gentlemen:

We have examined the post-effective Amendment to the Registration Statement, File No. 33-62409, 33-62423 and 33-64251, for the referenced Trusts and acknowledge that FT Interactive Data is currently acting as the evaluator for the Empire State Municipal Exempt Trust Guaranteed Series 121, 122 and 123. Subsequently, we hereby consent to the reference of FT Interactive Data as Trust evaluator in the post-effective Amendment.

In addition, we confirm that the ratings of the bonds comprising the portfolios of the Trusts, as indicated in the Amendment to the Registration Statement, are the ratings currently indicated in our Muniview data base.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ Art Brasch
Art Brasch
Vice President